Exhibit 99.1

Horsehead Update on Mooresboro, NC Facility

PITTSBURGH--(BUSINESS WIRE)--September 1, 2015--Horsehead Holding Corp. (NASDAQ: ZINC) today issued an update on operations at its Mooresboro, North Carolina zinc production facility. The Company reported that the facility produced approximately 3,200 tons of zinc metal in August, bringing the quarter-to-date production to over 7,000 tons after two months. Production in August was limited by two primary factors: (1) equipment downtime primarily related to plugging of lines carrying feedstock, gypsum and lime which forced us to idle the plant for several days while these issues were being addressed and (2) lower than expected current efficiency in the cell house which resulted in reduced production for a given power input. Modifications were made to reduce the frequency of the plugging issues and the current efficiency improved during the month and is expected to continue to improve in September.

The number of electrodes in service in the cell house was 82 per cell at the end of August, bringing the plating capacity to approximately 250 tons per day at high current efficiency. Once production levels consistently reach this level, we will start adding more electrodes to the cell house. Construction of the bleed treatment pilot plant was 95% complete in August. Commissioning and heat-up started during the last week of the month. We expect to start feeding the first process solution to the pilot plant later this week. We estimate that the current bleed treatment equipment supports approximately 250 tons per day of zinc production and the pilot plant will further ease the bottleneck in bleed treatment by approximately another 100 tons per day of zinc production.

In addition, we completed several upgrades to the plant in August which should improve plant reliability going forward, including upgrading of some of the problematic pumps and acid distribution components and improvement to the operating efficiency of the solvent extraction circuit.

In the future, rather than issuing a press release each month concerning production levels at the Mooresboro facility, we will be posting these updates to our company website, under the link on its main page captioned “NC Updates”, beginning with the report for September. The report will normally be posted by the second business day after the end of each calendar month, and can be found at the following internet location: http://www.horsehead.net/projects.php?ID=17.

About Horsehead

Horsehead Holding Corp. (“Horsehead”) (Nasdaq: ZINC) is the parent company of Horsehead Corporation, a leading U.S. producer of specialty zinc and zinc-based products and a leading recycler of electric arc furnace dust; The International Metals Reclamation Company LLC (“INMETCO”), a leading recycler of metals-bearing wastes and a leading processor of nickel-cadmium (NiCd) batteries in North America; and Zochem Inc., a zinc oxide producer located in Brampton, Ontario. Horsehead, headquartered in Pittsburgh, Pa., employs approximately 700 people and has seven facilities throughout the U.S. and Canada. Visit http://www.horsehead.net for more information.

Cautionary Statement about Forward-Looking Statements

This press release contains forward-looking statements, including statements about operational developments and future operating levels and production rates. These statements are based on assumptions, estimates and information available to us at the time of this press release and are not guarantees of future performance. Our actual results, performance or achievement could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of our filings with the Securities and Exchange Commission for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

CONTACT:
Horsehead Holding Corp.
Ali Alavi, Vice President, 724-773-2212